Table of Contents

Exhibit 8.1

List of Subsidiaries

Contax S.A., commonly referred to as Contax, a company organized and incorporated under the laws of the Federative Republic of Brazil.

TODO Soluções em Tecnologia S.A., commonly referred to as Todo, a company organized and incorporated under the laws of the Federative Republic of Brazil.

BRC – XVI EMPRRENDIMENTOS IMOBILIÁRIO LTDA, commonly referred to as BRC, a company organized and incorporated under the laws of the Federative Republic of Brazil.

Ability Comunicação Integrada LTDA, commonly referred to as Ability, a company organized and incorporated under the laws of the Federative Republic of Brazil.

Contax Colombia S.A.S, commonly referred to as Contax Colombia, a company organized and incorporated under the laws of the Republic of Colombia.

Stratton Spain S.L. commonly referred to as Stratton Spain, a company organized and incorporated under the laws of Spain.

Allus Spain S.L. commonly referred to as Allus Spain, a company organized and incorporated under the laws of Spain.

Stratton Argentina S.A., commonly referred to as Stratton Argentina, a company organized and incorporated under the laws of the Republic of Argentina.

Stratton Peru S.A. commonly referred to as Stratton Peru, a company organized and incorporated under the laws of the Republic of Peru.

Multienlace S.A. commonly referred to as Multienlace, a company organized and incorporated under the laws of the Republic of Colombia.